AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1999
                                                    REGISTRATION NO. 333-75917


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                          CRYO-CELL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                              ---------------------


                 DELAWARE                               22-302-3093
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)


                              ---------------------
                      3165 McMullen Booth Road, Building #5
                              Clearwater, FL 33761
                                 (727) 723-0333
    (Address of Registrant's principal executive offices, including zip code)
                              ---------------------

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                     Daniel Richard, Chief Executive Officer
                      3165 McMullen Booth Road, Building #5
                              Clearwater, FL 33761
                                 (727) 723-0333
            (Name, address and telephone number of agent for service)
                              ---------------------

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.
                              --------------------



                                                    CALCULATION OF REGISTRATION FEE

===================================================================================================================
        Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
         to be Registered               Registered      Offering Price per  Aggregate Offering   Registration Fee
                                                               Share               Price
-------------------------------------------------------------------------------------------------------------------

  Common Stock, $0.01 Par Value(1)       50,000(1)             $3.23(2)                $161,500            $ 44.90
===================================================================================================================



--------

1 Includes 50,000 shares of common stock, issuable for counseling and advisory services to McDermott, Will & Emery.

2 Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Company on the Nasdaq National Market System on August 5, 1999.



                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by CRYO-CELL International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

         The following documents are also incorporated by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1998, filed with the Commission on March 16, 1999.

     2.       The  Company's Quarterly  Reports  on Form 10-Q for the  quarterly
              periods ended  February  28, 1999 and May  31, 1999  which   have
              heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

     3. The description of the Company's Common Stock is contained in its Registration Statement on Form 8A dated February 4, 1994, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

         In addition, all reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of such documents (such documents, and the documents enumerated above, being referred to in this registration statement as "Incorporated Documents").

         To the extent information contained in this registration statement or any Incorporated Document differs from information contained in an earlier-filed Incorporated Document, rely on the different information in this registration statement or the later-filed Incorporated Document.

ITEM 8.  EXHIBITS.

         The exhibits  required by Item 601 of Regulation  S-K are listed in the
Exhibit Index hereto.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

         1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration Fee" table in the effective registration statement; and

             (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
                  (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida on August 5, 1999.

                                               CRYO-CELL INTERNATIONAL, INC.

                                               By:/s/ Daniel D. Richard
                                                  ------------------------------
                                               Daniel D. Richard
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel D. Richard and Jill M. Taymans, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

NAME                         TITLE                                DATE
----                         -----                                ----


/s/ Daniel D. Richard          Chief Executive Officer and       August 5, 1999
---------------------
Daniel D. Richard              Chairman of the Board
                               (Principal Executive Officer)

/s/ Gerald F. Maass            Vice President and General        August 5, 1999
--------------------
Gerald F. Maass                Manager, Director

/s/ Jill M. Taymans            Chief Financial Officer           August 5, 1999
-------------------
Jill M. Taymans

/s/ Ed Modzelewski             Director                          August 5, 1999
-------------------
Ed Modzelewski

/s /Frederick C.S. Wilhelm     Director                          August 5, 1999
--------------------------
Frederick C.S. Wilhelm

                                  EXHIBIT INDEX


EXHIBIT                                     DESCRIPTION OF EXHIBIT
NUMBER                                      ----------------------
------


 5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23.1 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23.2             Consent of Mirsky, Furst & Associates, P.A..

 24 Power of Attorney (included with the signature page to this registration statement).